***Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

DISTRIBUTOR AGREEMENT

THIS AGREEMENT, to become effective the 15th day of December 2006 (hereafter called "Agreement") between EuroAvionics Navigationssysteme GmbH & Co. KG, with its principal place of business at Am Lindenburg 8, D-71263 Weil der Stadt-Hausen, Germany, (hereafter called "Company") and Navitrak International Corp., with its place of business for the resale of Company products covered by this Agreement located at: 252 N. Washington Street, Falls Church, VA 22046 (hereinafter called "Distributor") and with corporate headquarters at the same location. Both of the above entities are hereinafter defined as the “Parties”.

I. PURPOSE

This Agreement is to establish Distributor as a Distributor of Company’s products EURONAV and EURONAV M LINE including parts, accessories and software therefore (the "Products") with the exclusive right to resell these Products under the tradename “VECTr” and to service them within the Territory as set forth in Addendum A.

Company reserves the right to sell the Products or to appoint other distributors in areas other than the Territory.

II.TERMS OF SALE

Company shall sell the Products under its standard Terms of Delivery and Payment, which version presently in effect is set forth in Addendum B with the following exclusion: ***

III. CREDIT

When credit is granted to Distributor, Distributor agrees that title to all Products with right of repossession shall remain with Company until the purchase price is paid in full. Credit will be granted to Distributor after filing of agreements and related documents satisfactory to Company. At Company's request, Distributor shall provide Company with yearly financial statements, including complete balance sheet and profit and loss statement, and related information as Company may reasonably request. Company shall preserve the confidentiality of all such non-public information within the Company. Failure by Distributor to promptly provide such information, or should Company otherwise deem itself insecure, Company may suspend or reduce Distributor's credit limit, or take what other steps necessary to protect Company's interest.

Distributor shall permit persons designated by Company, during normal business hours, to enter Distributor's place of business and/or the place of Distributor's corporate headquarters, to inventory Products at Distributor's location and to examine, copy and audit all Distributor records and documents relating to the Products.

IV. WARRANTY / LIABILITY

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V. DELIVERY

Company shall not be responsible for failure to deliver Products on time or to fill orders when such delay or failure results from causes beyond Company's control.

VI. RESPONSIBILITY OF DISTRIBUTOR

Distributor shall:

(A) Achieve a market share, satisfactory to Company, for Products in the area served by Distributor.

(B) Maintain an inventory of Products in keeping with the sales potential in the Territory served by Distributor and satisfactory to Company.

(C) Aggressively promote the sale of Products, through, but not limited to, advertising, product demonstrations, shows, field demonstrations and other applicable gatherings using its own advertising and/or sales promotion material. Distributor understands that those materials have to be in line with Article IX of this Agreement.

(D) Extend to Distributor's customers Company's applicable standard printed Product warranty which is in effect at the time of retail sale. Distributor understands that no other warranty is expressed or implied.

(E) Properly staff and train sales, service and parts personnel with respect to Products.

(F) Set up Products following Company's standard setup instructions and explain proper operating and safety instructions to Distributor's retail customers, together with delivery of applicable written operating and safety instructions. Distributor under-stands that those materials have to be in line with Article IX of this Agreement

(G) Obtain written consent of Company if Distributor intends to open any additional business location for the sale or service of Products or for the purpose of displaying Products at any location other than the business location described above.

(H) Carefully store and care for all Products for which Distributor is indebted to Company under this Agreement and protect same from damage or loss from any cause. Distributor shall maintain insurance of the types, in an amount and non-cancelable without 10 days written notice to Company from the insurer, covering any such damage or loss, all satisfactory to Company.

(I) Cooperate with Company's Annual Performance Review, and any other programs or matters pertaining to the administration of this Agreement.

(J) Not distribute or sell products of third parties which are equal or similar to the Products.

(K) Shall undertake and maintain an insurance covering product liability risks at least up to an amount adequate in the U.S. market for the Products (at least U.S.$ three million).

VII. TERM

The term of this Agreement shall be for a period of ten (10) years, commencing on the effective date first mentioned above (the "Effective Date"), if not terminated earlier according to Article VIII of this Agreement This Agreement shall be automatically renewed for successive terms of five (5) years each unless either Party shall give the other notice of non-renewal not less than 180 days prior to the end of the then current term or unless this Agreement is otherwise terminated as provided herein.

VIII. TERMINATION

*** Nothing contained herein shall prevent Company from immediately terminating this Agreement in the event of bankruptcy or insolvency of Distributor, Distributor's failure to pay any amounts owing Company when due, Distributor's failure to hold proceeds of the sale of Products in trust for Company, or Distributor's failure to maintain satisfactory insurance with respect to Products. Upon termination for any reason, all amounts owed Company will become immediately due and payable.

In case Company terminates this Agreement for any reason whatsoever, Distributor waves to rise any claim it may have against Company for compensation resulting from such a termination.

IX. TRADE NAME

Distributor shall market and sell the Products under its own tradename "VECTr". Distributor intends to apply for trademark status in the U.S. and Canada. Distributor shall not use Company's name, trademarks and tradenames in the course of distributing Company's Products and performing related services under this

Agreement, neither in documents nor in product demonstrations, shows, field demonstrations and other applicable gatherings other than in a manner that has been approved in writing by Company.

In the event of termination of this agreement Distributor grants to Company the exclusive, perpetual and royalty-free right to use the model names and designations for the Products marketed and sold by Distributor.

X. GENERAL

A. Distributor is not an agent of Company nor is Distributor authorized to incur any obligations or make any representations on behalf of Company

B. This Agreement is binding on the Parties, their heirs, executors, administrators, successors and assigns.

C. Distributor shall not assign this Agreement or any provisions thereof to another Distributor or Party without the written approval of Company.

D. If any provision of this Agreement shall be held unenforceable, then the remainder of this Agreement shall not be affected thereby.

E. No waiver by Company of any default under this Agreement by Distributor shall be deemed a waiver of any prior or subsequent default by Distributor hereunder.

F. All understandings and agreements between the Parties are contained in this Agreement which supersedes and terminates all other agreements between the Parties. The rights of either Party pertaining to Products sold by Company to Distributor under previous arrangements will be governed by this Agreement, provided, however, that nothing contained in this Agreement will, in any way, alter or change the rights and obligations of the Parties pursuant to any security agreements or other agreements presently in existence.

G. Company reserves the right to modify and/or update this Agreement consistent with the modification and/or updating of all agreements Company has with other similar Distributors, and replace or substitute such modified or updated agreement for this Agreement and such replacement or substitution shall not constitute termination of this Agreement. Failure of Distributor to execute such replacement or substitution agreement within 30 days of it being offered shall constitute automatic termination of this Agreement by Distributor.

H. Distributor agrees that application of any provision of this Agreement or related documents, or any other change implemented by Company, if equally applied to all other similar Company Distributors, shall not constitute a change in the competitive circumstances of Distributor.

I. The Parties agree that the Non-Disclosure Agreement signed between them on October 11 and October 12, 2006 (the "NDA"), which is set forth in Addendum D,

shall be in full force and effect during the term of this Agreement and extends beyond the three years period as mentioned in Article 11 of the NDA, if this Agreement extends beyond this period, too.

XI. JURISDICTION

This Agreement and any Purchase Orders released hereunder shall be governed by and construed in accordance with the German Law with the exception of its conflict of laws provisions.

XII. DISPUTE RESOLUTION

A. The Parties agree that prior to resorting to arbitration or court, both shall enter into good faith negotiations in a timely manner and use all reasonable endeavours to resolve any dispute that may arise in connection with this agreement at the lowest appropriate management level, and shall proceed with such negotiations, if necessary, up to the highest level of authority within the Parties.

B. Should no amicable settlement be reached as per Article XII A. hereof within 30 days from the date the dispute has occurred, then all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accor-dance with the said Rules, unless the Parties agree on the appointment of a sole arbitrator. The arbitration shall be held in Stuttgart, Germany. The language of the arbitration shall be English and any Party submitting evidence of any kind in another language shall bear the cost of translation or interpretation of such evidence into the English language.

C. It is expressly agreed that the arbitration award shall be final and binding upon both the Parties.

D. The Parties acknowledge that, in the event of a breach of this agreement remedies at law may be inadequate and accordingly, the Parties agree that in the event of a breach of this Agreement each shall have the right to injunctive relief or other appropriate remedies before any competent court to restrain the other Party from breaching this Agreement.

Company: EuroAvionics Navigationssysteme GmbH & Co. KG: Signed: /s/ signed By Title	Distributor: Navitrak International Corp. Signed: /s/ signed By Title

Addendum A

EXCLUSIVE PRODUCTS:

Distributor has exclusive rights to the following Company product(s) that are purchased from within Distributor’s Territory:

(1)	EuroNav,	} Product names and partnumbers as shown in Addendum B
(2)	EuroNav M line. } Company partnumbers to be provided by June 1st, 2007.

The intention is to make additional products available for exclusive distribution in the Territory as they are introduced to the market. Therefore this product list is subject to change.

TERRITORY AND ACCOUNTS:

The Parties have agreed that the Territory of Distributor will be:

(1)	North America, i.e. the United States with U.S. territories, Canada with Canadian territories and Mexico
(2)	Central America, i.e. Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua and Panama
(3)	South America, i.e. Argentina, Bolivia, Brazil, Chile, Colombia, Ecuador, French Guiana, Guyana, Paraguay, Peru, Surinam, Uruguay, but not Venezuela
(4)	All Carribean countries not being colonies of European countries, but not Cuba

The following refers to Company’s products that are purchased from within the territory.

Unless the Parties agree in parte or in toto otherwise, accounts specifically excluded from this agreement at the time of this signing are: ***

Addendum B

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Addendum C

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Addendum D

Non-Disclosure Agreement